EXHIBIT 3(ii)


AMENDED AND RESTATED
BY-LAWS
OF
HANOVER BANCORP, INC.

ARTICLE I

PLACE OF BUSINESS

The principal office and place of business of the Corporation shall be located at 25 Carlisle Street, Hanover, York County, Pennsylvania. Additional places of business may be established from time to time, and thereafter changed or discontinued, in the manner prescribed by law.

ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 1.
a. The annual meeting of the shareholders shall be held at the principal office of the Corporation or at such other place within the Commonwealth as the Board of Directors shall designate no later than April 30 of each year, at such particular time on said date as the Board shall designate.

b. A written or printed notice of every such meeting shall be mailed, charges prepaid, at least five (5) days before the date of the meeting, to every shareholder of record entitled to vote at the meeting. Such notice shall specify the date and the hour of the meeting and shall be sent to the last known residence or place of business of the shareholder entitled to receive such notice.

Section 2.

At each annual meeting, the shareholders shall elect the number of Directors specified in these By-Laws to serve until the next succeeding annual meeting and until their successors are duly elected and qualified; and they shall transact such other business as may come before them.




Section 3.

a. Special meetings of the shareholders may be called at any time by the President or a majority of the Board of Directors.

b. Upon receipt of a written request that a meeting be called under the provisions of paragraph "a" of this Section 3, the Secretary shall call a special meeting of the shareholders which shall be held at a time not more than sixty (60) days after the receipt of such request by the Secretary. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

c. A written or printed notice of every special meeting shall be mailed, charges prepaid, at least ten (10) days before the date of the meeting, to every shareholder of record entitled to vote at the meeting. The notice so to be sent shall state the purpose for which the meeting is being called and shall specify the day, the hour and the place of such special meeting. The notice shall be sent to the last known residence or place of business of the shareholder entitled to receive such notice.

Section 4.

Any annual or special meeting of the shareholders may be adjourned for any period of time; provided, however, that any meeting at which Directors are to be elected may be adjourned only from day to day until such Directors shall have been elected; provided, further, however, that such election shall be held at the second of such adjourned meetings.
Section 5.

a. In advance of any meeting of shareholders, the Board of Directors shall appoint a judge or judges of election to act at such meeting or any adjournment thereof. Such judges need not be shareholders of the Corporation. If a judge or judges of election for any reason be not so appointed, the chairman of any such meeting shall make such appointment at the meeting.

b. The number of judges shall be one or three. If appointed at a meeting, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed.

c. No person who is candidate for office shall act as judge.

d. If any person so appointed as judge fails to appear at the meeting or fails or refuses to act, the vacancy, thus created, may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or, at the meeting, by the person acting as chairman of the meeting.



e. The judge or judges of election shall determine the number of shares outstanding; the voting rights of each share; the shares represented at the meeting; whether or not a quorum is in attendance or is represented; the authenticity, validity, and the effect of proxies; receive votes or ballots; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes; determine the results of all ballots cast and the votes taken; and do such acts and establish such procedures as may be proper to conduct the election and balloting with fairness to all shareholders. If there be three judges of election, the decision, act, or certificate of majority shall be as effective, in all respects, as the decision, act or certificate of all.

f. Upon the request of the chairman of the meeting, or of any shareholder or his proxy, the judge or judges shall make a report in writing, of any challenge or question or matter determined by him or them, and shall execute a certificate of any fact found by him or them. Any report or certificate so made by the judge or judges, shall be prima facie evidence of the conclusions therein reached and/or the facts therein found.

Section 6.

a. At any meeting of the shareholders, annual or special, the presence in person or by proxy of a majority of the shares outstanding and entitled to vote shall constitute a quorum.

b. If a quorum is present at the convening of any shareholders' meeting, then, notwithstanding the withdrawal of some of the shareholders leaving less that a quorum, the shareholders who remain at such a meeting which shall have been so duly organized may continue to do business until the adjournment of the meeting.

c. If a shareholders' meeting cannot be organized for want of a quorum, those present may adjourn the meeting to such time and place as they may determine; provided, however, that a meeting called for the election of Directors may be adjourned twice only and, even though there shall be present at the second adjourned meeting less than a quorum, as herein defined, Directors may and shall be elected by those present at the second of such adjourned meetings.

Section 7.

At all meetings of shareholders, each shareholder shall be entitled to one vote for each share outstanding in his name on the books of the Corporation. Each shareholder shall have the right to vote his share or shares either in person or by proxy duly executed in writing; provided, however, that no proxy executed more that eleven (11) months previous to an annual meeting shall be valid at such annual meeting; provided, further, that no proxy executed prior to the date of the notice of any special meeting shall be valid at such special meeting.




Section 8.

a. At least five (5) days before each meeting of shareholders, annual or special, the Officer of the Corporation who has charge of the stock transfer books for shares shall make a complete list of all shareholders entitled to vote at the forthcoming meeting; said list shall be arranged in alphabetical order with the address of each shareholder and the number of shares held by him. Such list shall be kept on file and shall be subject to inspection by any shareholder for any proper purpose at the principal place of business of this corporation during usual business hours.

b. The list which shall have been prepared in accordance with the provisions of paragraph "a" of this Section 8, shall be produced and kept open at the time and place of each shareholders' meeting; the same shall be available for inspection by any shareholder for any purpose during the entire meeting.


ARTICLE III

BOARD OF DIRECTORS

Section 1.

a. The business of this Corporation shall be managed by a Board of Directors of not less than five (5) or more than twenty-five (25) in number.

b. The directors shall be classified with respect to the time they shall severally hold office by dividing them into three (3) classes, each consisting as nearly as possible of one-third (1/3) of the number of the whole Board of Directors; provided, however, that nothing herein shall be construed to require exact equality in the number of directors in each class. At the Annual Meeting of Shareholders to be held in 1983, the directors of one class shall be elected to hold office for a term of one year; the directors of a second class shall be elected to hold office for a term of two (2) years; and the directors of a third class shall be elected to hold office for a term of three
(3) years and at each Annual Meeting of Shareholders thereafter the successors to the class of directors whose term shall expire that year shall be elected to hold office for a term of three (3) years so that the term of office of one (1) class of directors shall expire in each year. The directors shall hold office until the expiration of the term for which they were elected and until their successors are elected and have qualified. The number of directors in each class and the total number of directors that shall constitute the whole Board of Directors shall, from time to time, be determined by the Board of Directors.

c. Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than any candidate proposed by the Corporation's then existing Board of Directors) shall so notify the Secretary of the Corporation in writing not less than sixty (60) days prior to the anniversary date of the meeting of shareholders held for the election of directors in the immediately preceding year. Such notification shall contain the following information:

(1)   the name and address of each proposed nominee;

(2)      the age of each proposed nominee;

(3)   the principal occupation of each proposed nominee;
(4) the number of shares of the Corporation owned by each proposed nominee;

(5) the total number of shares that, to the knowledge of the notifying shareholder, will be voted for each proposed nominee;

(6) the name and residence address of the notifying shareholder;

(7) the number of shares of the Corporation owned by the notifying shareholder; and

(8) an indication of whether each nominee has agreed to serve on the Corporation's Board of Directors.

Any nomination for director not made in accordance with Section shall be disregarded by the presiding officer of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this Section, the nomination shall be honored and all votes cast for such nominee shall be counted.


Section 2.

a. Every Director shall be a shareholder of this Corporation and he shall own, in his own right, as tenant by the entirety with his spouse, or beneficially, one hundred (100) shares of the common stock of this Corporation.

  b. No person, except those who are presently serving as Directors, shall be eligible for election after he or she shall have attained age seventy (70) years. (Adopted June 2, 1982)

c.   Except those Directors who are presently serving as
Directors, Directors shall retire at age seventy (70) years. Directors, who are presently serving shall retire at age eighty (80) years. (Adopted June 2,
1982)

Section 3.

Any vacancy or vacancies on the Board of Directors caused by death, resignation or disqualification of a Director or otherwise, may be filled by the remaining members of the Board, though less than a quorum. Any Director or Directors so elected shall hold office for the unexpired term of the Director or Directors whom he, she or they replace, and until his, her or their successor or successors are elected by the shareholders and qualify.

Section 4.

The Board of Directors shall meet for reorganization on the third
Friday of May in each year.

Section 5.

All meetings of the Board of Directors, regular or special, shall be held at such place within the Commonwealth of Pennsylvania as the Board of Directors, by majority action thereof, shall designate.

Section 6.

Regular meetings shall be held on such days and at such hour as the Board, by action of a majority thereof, shall, from time to time, designate.

Section 7.

a. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President or by the Secretary and a Vice President. Special meetings shall be called whenever three (3) or more members of the Board shall deliver to the Secretary or any Assistant Secretary a request in writing that a special meeting be called. Such request shall specify the purpose for which the special meeting is to be called.

b. Notice of every special meeting shall be given by the Secretary, in writing, by telephone or telegraph, at least one (1) day before the date of such meeting. Such notice shall specify the business to be transacted at the special meeting.

c. No official action may be taken on any merger or acquisition except at a special meeting of the Board of Directors with notice thereof, in writing, by telephone or by telegraph, at least fourteen
(14) days before the date of said meeting. Such notice shall specify the nature of the business to be transacted at the special meeting.

Section 8.

The order of business at all meetings of the Board of Directors shall be determined by the Board of Directors.

Section 9.

The Board of Directors shall keep complete and accurate records of their proceedings in a minute book which shall be kept for that purpose only.

Section 10.

Whenever any Director shall so request, the vote of each Director upon a particular question shall be recorded in the minutes.

Section 11.

The Board of Directors shall cause to be made, at least once each year, a complete examination of the books, papers, records and affairs of the Corporation and the loans and discounts thereof and such other matters as may be required by law. For the accomplishment of such examination, the Board of Directors shall have the authority to employ a Certified Public Accountant or a firm of Certified Public Accountants. A report of each such examination shall be reasonably made to the Board of Directors who shall thereupon take such action thereon as shall be necessary. The report of audit shall be required to be filed by the accountant or accountants who made the audit. A final copy of the report shall be filed with the Department of Banking of the Commonwealth of Pennsylvania and such other governmental agencies or departments of the Commonwealth of Pennsylvania as shall be required by law. A final copy shall be kept in the files of this Corporation.

Section 12.

No Director shall be entitled to any salary, as such; the Board of Directors may, however, from time to time, fix a reasonable fee or compensation to be paid each Director for his services in attending meetings of the Board.

Section 13.

a. No Director of the Corporation shall be personally liable for monetary damages for any action or any failure to take any action unless:

1. The Director has breached or failed to perform the duties of his office in good faith in a manner which he reasonably believes to be in the best interest of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances; and

2. the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

b.   The provisions of this Section shall not apply to:

1. Any breach of performance of duty or nay failure of performance of duty by any Director occurring prior to January 27, 1987.

2. The responsibility or liability of a Director pursuant to any criminal statue.

3. The liability of a Director for payment of taxes pursuant to local, state or federal law.

Section 14.

At all meetings of the Board of Directors, a majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-laws. If a quorum shall not be present in person at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until the quorum shall be present or as permitted herein. Any action required or permitted to be taken at a meeting of the Board of Directors must be taken at a meeting duly called pursuant to these By-
Laws and no meeting may be held by conference telephone or similar communications equipment.

Section 15.

A director who is present at a meeting of the Board of Directors, or of a committee of the Board of Directors, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the Secretary before the adjournment thereof or transmits the dissent in writing to the Secretary immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Article III, Section 15 shall bar a director from asserting that minutes of any meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notifies the Secretary, in writing, of the asserted omission or inaccuracy.

Section 16.

The Board of Directors may appoint a person who previously held the position of Director to be a Director Emeritus. A Director Emeritus may attend meetings of the Board of Directors by invitation only. A Director Emeritus may advise the Board of Directors on any proposed corporate action, but shall not have any voting rights. For purposes of indemnification pursuant to ARTICLE VI-A of these By Laws, Directors Emeritus shall be deemed to be "Directors" and the term "Director" in
ARTICLE VI-A shall include in its meaning all those holding the position of Director Emeritus.


ARTICLE IV
STANDING COMMITTEES
Section 1.

At the first meeting of the Board of Directors after the annual
Meeting of Shareholders, or as soon thereafter as practicable, the Chairman of the Board of Directors shall appoint, subject to approval by the Board, an Executive Committee and such other Committees as shall be necessary for the expeditious management of the business affairs of this Corporation.

Section 2.

The Executive Committee shall be comprised of the Chairman of the Board and the President and, in addition thereto, of not less than three nor more than seven members of the Board of Directors. The Chairman of the Board shall be the Chairman of the Executive Committee.

Section 3.

Of all committees., except the Executive Committee, appointed in the manner provided in this ARTICLE, the Chairman of the Board shall designate a Chairman.

Section 4.

The Chairman of the Board shall be an ex officio member of every committee; the President shall be an ex officio member of every committee; except the Audit Committee.

Section 5.

As soon as practicable after the appointment of a committee, each committee shall meet and organize, by the appointment of a secretary and such other officers as may be necessary. A record of the proceedings of all committees shall be kept and submitted to the Board of Directors at the regular Board meeting immediately following such committee meeting. Committee meetings shall be called by the Chairman and shall be held at such place and time as designated by the Chairman in calling the meeting.








ARTICLE V

OFFICERS
Section 1.

At the annual reorganization meeting, the Board of Directors may elect a Chairman of the Board, a Vice-Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer. The Board, at each reorganization meeting, may also elect one or more Assistants to any of the aforesaid officers as they shall deem necessary.

Section 2.

No person not a member of the Board of Directors shall be eligible for election to the offices of Chairman of the Board of Directors, Vice Chairman of the Board or President.

Section 3.

Any two (2) or more offices may be held by the same person except that the same individual may not hold the Offices of President and of Treasurer.


Section 4.

The President shall be and hereby is designated as the Chief
Executive Officer.

Section 5.
The Board of Directors may, from time to time, create such other offices and assign such duties as they shall deem to be necessary for the proper management of the affairs of this Corporation. Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of any officer or agent shall not of itself create contract rights.

Section 6. The Chairman of the Board

The Chairman of the Board shall be Chairman of the Executive
Committee; he shall preside at all meetings of shareholders, of the Board of Directors and of the Executive Committee; he shall act in an advisory capacity to the Board of Directors, the Executive Committee and officers of the Corporation. In the absence of the President, the Chairman of the Board shall discharge the duties of the President. In absence of both President and the Chairman of the Board, the Vice-Chairman of the Board shall discharge the duties of the President.
Section 7. The President

The President shall have general supervision of the business of the Corporation. He shall be responsible to the Board of Directors for planning, directing, coordinating and controlling the Corporation's activities within the scope of basic policies established and authority delegated by the Board and in so doing, for maintaining the direction and momentum of the business of the Corporation toward the objectives established by the Board. He shall perform such other duties as may, from time to time, be prescribed by the Board of Directors.

Section 8. The Vice President

The Vice President or Vice Presidents shall perform such duties as may be prescribed by the Chief Executive Officer.

Section 9. The Secretary

The Secretary shall keep the minutes of the meetings of the Board of Directors and of the meetings of the shareholders. He or one of the Assistant Secretaries shall see that proper notices are given of all meetings of which notice is required. He shall have authority, when necessary, to attest to the Corporate Seal when affixed to written instruments property executed on behalf of the Corporation. Generally, he shall perform such other duties as may be prescribed from time to time, by the Board, the Executive Committee or the President.

Section 10.  The Assistant Secretaries

The Assistant Secretaries shall perform such duties as shall be prescribed by the President, or the Secretary.

ARTICLE VI

AUTHORITY OF EXECUTIVE OFFICERS

Section 1.

The President and such other officer(s) as may be designated by the Board of Directors shall each have authority and power to execute and to affix the Corporate Seal to any Power of Attorney necessary to effect the transfer of any stocks, bonds, loans or scrip standing in the name of the Corporation in its own right.







Section 2.

The President and such officer(s) as may be designated by the Board of Directors shall each have the power and authority to assign any and all registered bonds standing at any time in the name of the Corporation in its own right, and to appoint one or more attorneys for that purpose.

Section 3.

The President and such other officer(s) as may be designated by the Board of Directors shall each have the power and authority to transfer any policies of insurance at any time standing in the name of the Corporation.

Section 4.

The President or any Vice-President, together with the Secretary or the Assistant Secretaries, are authorized to do and perform such Corporate and Official acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board of Directors and the Executive Committee. Subject to like limitations, the said Officers are fully empowered to make and execute all deeds, leases, releases, agreements, contracts, bills of sale, assignments, letters of attorney or substitution and other instruments or contracts as may be necessary or desirable for the proper conduct of business of the Corporation; and to cause the Corporate Seal to be affixed to any and all such instruments, and attested by the Secretary of an Assistant Secretary and duly acknowledged.

Section 5.

"The President shall have authority to designate such of the officers and/or employees who shall have power and authority to sign checks, drafts, letters of credit, orders, receipts or acquittances and to endorse checks, orders, drafts and vouchers made payable or endorsed to the Corporation."
ARTICLE VI-A
INDEMNIFICATION

a. The Corporation shall indemnify any officer or director of the Corporation made or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation or otherwise) arising out of such person's service to the Corporation or to another organization at the Corporation's request against all expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Such right to indemnification shall not apply in relation to matters as to which such person shall be finally adjudicated to have been guilty of willful misconduct or recklessness.

b. Expenses incurred by any officer or director in defending any civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, in form and scope satisfactory to Corporation, by or on behalf of such person to repay such amount if it shall ultimately be determined that such officer or director is not entitled to such indemnification.

c. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, vote of shareholders or directors, agreement or otherwise, and shall continue as to any person who has ceased to be an officer or director of Corporation and shall ensure to the benefit of the heirs, executors and administrators of such person.

d. The Corporation may purchase and maintain insurance, create a fund of any nature, grant a security interest or otherwise secure or insure in any manner its indemnification obligations, whether arising hereunder or otherwise.

e. The provisions of this ARTICLE shall not apply to any action, suit or proceeding filed prior to January 27, 1987, or to any breach of performance of duty or any failure of performance of duty by any officer or director occurring prior to January 27, 1987.

ARTICLE VII
EMPLOYEES
Section 1.

a. Employees of the Corporation, other than the Officers may be appointed or dismissed by the President, or, in his absence, by a Vice-President. A list of employees, their duties, and salaries shall be submitted to the Board or the Executive Committee should they, or either of them, at any time so require.

b. The President, or any of the Officers to whom he shall delegate the power and authority, shall assign the duties and responsibilities to the employees.

c. Training and supervision of the employees shall be the responsibilities of the President who may delegate these powers and duties among the several Officers.

d. Heads of various departments within the Corporation shall be designated, from time to time, by the Chief Executive Officer who shall define the duties and indicate the responsibilities of such heads of departments.

e. The Chief Executive Officer shall, at all times, maintain an organization chart of all officers and employees of the Corporation. Such chart shall be maintained on a current basis to reflect accurately the assignment of personnel and shall be consistent with the provisions of these by-laws.
Section 2.

Except for necessary information to patrons concerning their own business, no Director, officer or employee shall disclose any of the business of the Corporation which is not of a public nature or required by law.

ARTICLE VIII
SURETY BONDS

All officers and employees of the Corporation as well as any Director who is authorized to receive payments of money or to handle negotiable securities on behalf of the Corporation, shall, before entering upon the performance of their duties, furnish a bond in such amount and with such surety as shall be approved by the Board of Directors. The cost or premium on such bonds shall be paid by the Corporation.

ARTICLE IX
DIVIDENDS
Section 1.
The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the corporation in cash, property or shares of the Corporation, as long as any dividend shall not be in violation of law and the Articles of Incorporation.

Section 2.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for the repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be for the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.








ARTICLE X
CERTIFICATES FOR SHARES
Section 1.

The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of shares represented thereby, shall be signed by the President or a Vice President and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

Section 2.

If a certificate for shares be lost or destroyed another may be issued in its place only upon the following condition the owner shall furnish to the Corporation:

(1) An affidavit that such share certificate or certificates have been lost or destroyed and that the owner is unable to locate the same; that the owner has not at any time sold, pledged or otherwise disposed of his interest in such shares or his title to same; that the affidavit is made for the purpose of obtaining a new share certificate or certificates.

(2) A bond, in such form and with such surety as may be approved by the President or Vice-President and in such amount as the Board of Directors shall determine, but, in no event less than double the amount of the then current market value of the shares represented by the lost certificate or certificates; the bond shall be conditioned to indemnify against any loss by reason of the issuance of the new certificate.

(3) An agreement to deliver to the Corporation duly endorsed the lost certificate or certificates if found.

Section 3.

The transfer book for shares of the Corporation may be closed for such length of time as the Directors may determine, from time to time, before the payment of any dividends and before any annual or special meeting of shareholders.

Section 4:

Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer recorded upon the transfer books shall be made if it would not be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.

ARTICLE XI
CORPORATE SEAL
Section 1.

The seal of the Corporation shall contain the words "Hanover
Bancorp, Inc."

Section 2.

The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the corporation of any instrument or other document.

ARTICLE XII

BUSINESS HOURS

The Corporation shall be open for business at such times as the Board of Directors shall, from time to time, designate.

ARTICLE XIII
FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year and end on the 31st day of December in each year.



ARTICLE XIV
CONTRIBUTIONS

The Board of Directors shall have authority to make charitable donations, or any other contributions which, in the opinion of the Board of Directors, are considered necessary or desirable, for the proper conduct and development of the business of the Corporation.

ARTICLE XV
NOTICES AND WAIVERS
Section 1.

Whenever written notice is required to be given to any person under the provisions of applicable law, the Articles of Incorporation or of these By-laws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopies, to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of directors, supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United
States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provisions of these By-laws.

Section 2.

Whenever any written notice is required to be given under the provisions of applicable law, the Articles of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by these By-laws, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholder, the waiver of notice shall specify the general nature of the business to be transacted.






Section 3.

Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE XVI
EMERGENCIES
Section 1.

The Board of Directors may not adopt emergency By-Laws during any emergency resulting from an attack on the United States, a nuclear disaster or any other catastrophe as a result of which a quorum of the Board of Directors cannot readily be assembled.

Section 2.

The Board of Directors, either before or during any emergency, may not provide or modify lines of succession in the event that, during any emergency, any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties and may not change the head offices or designate alternate head offices and may not authorize the officers to do so.

Section 3.

The By-Laws of this Corporation shall remain in effect during any emergency.

ARTICLE XVII
AMENDMENTS
Section 1.

Subject to the provisions of this ARTICLES XVII, these By-Laws may be amended at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors called for that specific purpose. Notice of such proposed amendment shall be given, in writing, to each Director at least ten (10) days prior to the meeting at which such amendment or amendments are to be voted on. The notice shall contain a complete copy of the proposed amendment.




Section 2.

These By-Laws may be amended at such meeting and after such notice as specified in Section 1 of this ARTICLE XVII by the affirmative vote of two-thirds of a number of Directors then constituting the Board of Directors.

Section 3.

The affirmative vote of the holders of at least seventy-five (75%) percent of the outstanding shares of voting stock of the Corporation shall be required to amend or repeal ARTICLE III, Section 13, and ARTICLE
VI-A of these By-Laws.

ARTICLE XVIII
Section 1

This corporation specifically adopts the provisions of Section 522
(d), (e) and (f) and Section 1721 (e), (f) and (g) of the Pennsylvania Consolidated Statutes as added and amended by Act 36 of 1990.